Tidal Trust IV 485BPOS

Exhibit 99.(h)(v)(i)

FIRST AMENDMENT TO THE

FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Accounting Servicing Agreement dated as of June 8, 2026 (the “Agreement”), is entered into by and between TIDAL TRUST IV, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to

Add the following fund:

●	Defiance AI Hyperscale Leaders ETF

WHEREAS, Section 15(e) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST IV		U.S. BANCORP FUND SERVICES, LLC

By:		By:

Name:	Eric Falkeis	Name:

Title:	Principal Executive Officer	Title:

Date:		Date:

1

Exhibit A to the Fund Accounting Servicing Agreement

Separate Series of Tidal Trust IV

Name of ETF Series

VegaShares Creatorverse ETF

VegaShares SpaceX & Beyond Earth ETF

VegaShares Synthetic Mind ETF

Defiance AI Hyperscale Leaders ETF

Name of Mutual Fund Series

2